SPLIT-OFF AGREEMENT

This SPLIT-OFF AGREEMENT, dated as of this 11th day of July, 2007 (this “Agreement”), is entered into by and among Cromwell Uranium Corp., formerly known as Arbutus Resources, Inc., a Nevada corporation (“Seller”), Karen Law (“Law”), Lyle Smith (“Smith”) (Law and Smith sometimes hereinafter referred to individually as a “Buyer” and collectively as the “Buyers”), Arbutus Leaseco, Inc., a Nevada corporation (“Leaseco”), and Cromwell Uranium Holdings, Inc., an Arizona corporation (“Cromwell”).

R E C I T A L S:

WHEREAS, Seller is the owner of all of the issued and outstanding capital stock of Leaseco. Leaseco is a newly-formed, wholly-owned subsidiary of Seller which was organized to acquire, and has so acquired, the business assets and liabilities previously held by Seller. Seller has no other businesses or operations;

WHEREAS, contemporaneously with the execution of this Agreement, Seller, Cromwell and a newly-formed wholly-owned Arizona subsidiary of Seller, Cromwell Acquisition Corp. (“Acquisition Corp.”), will enter into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) pursuant to which Acquisition Corp. will merge with and into Cromwell with Cromwell remaining as the surviving entity (the “Merger”). The equity holders of Cromwell will receive securities of Seller in exchange for their equity interests in Cromwell;

WHEREAS, the execution and delivery of this Agreement is required by Cromwell as a condition to its execution of the Merger Agreement. The consummation of the purchase and sale transaction contemplated by this Agreement is also a condition to the completion of the Merger pursuant to the Merger Agreement. Seller has represented to Cromwell in the Merger Agreement that the purchase and sale transaction contemplated by this Agreement will be consummated immediately following with the closing of the Merger, and Cromwell relied on such representation in entering into the Merger Agreement;

WHEREAS, Buyers desire to purchase the Shares (as defined in Section 1.1) from Seller, and to assume, as between Seller and Buyers, all responsibilities for any debts, obligations and liabilities of Leaseco, on the terms and subject to the conditions specified in this Agreement; and

WHEREAS, Seller desires to sell and transfer the Shares to the Buyers, on the terms and subject to the conditions specified in this Agreement.

NOW, THEREFORE, in consideration of the premises and the covenants, promises and agreements herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, agree as follows:

I.  PURCHASE AND SALE OF STOCK.

1.1  Purchased Shares. Subject to the terms and conditions provided below, Seller shall sell and transfer to Buyers and Buyers shall purchase from Seller, on the Closing Date (as defined in Section 1.3), all of the issued and outstanding shares of capital stock of Leaseco (the “Shares”).

1.2  Purchase Price. The purchase price for the Shares shall be the transfer and delivery by Buyers to Seller of 44,450,000 shares of common stock of Seller that Buyers own (the “Purchase Price Shares”), deliverable as provided in Section 2.2. Each Buyer owns 22,225,000 shares of common stock of Seller.

1.3  Closing. The closing of the transactions contemplated in this Agreement (the “Closing”) shall take place as soon as practicable following the execution of this Agreement; provided, however, that the Closing must occur immediately after the closing of the Merger. The date on which the Closing occurs shall be referred to herein as the Closing Date (the “Closing Date”).

II.  CLOSING.

2.1  Transfer of Shares. At the Closing, Seller shall deliver to Buyers certificates representing the Shares, duly endorsed to Buyers or as directed by Buyers, which delivery shall vest Buyers with good and marketable title to all of the issued and outstanding shares of capital stock of Leaseco, free and clear of all liens and encumbrances.

2.2  Payment of Purchase Price. At the Closing, each Buyer shall deliver to Seller a certificate or certificates representing the respective Purchase Price Shares duly endorsed to Seller, which delivery shall vest Seller with good and marketable title to the Purchase Price Shares, free and clear of all liens and encumbrances.

2.3  Transfer of Records. On or before the Closing, Seller shall transfer to Leaseco all existing corporate books and records in Seller’s possession relating to Leaseco and its business, including but not limited to all agreements, litigation files, real estate files, personnel files and filings with governmental agencies; provided, however, when any such documents relate to both Seller and Leaseco, only copies of such documents need be furnished. On or before the Closing, Buyers and Leaseco shall transfer to Seller all existing corporate books and records in the possession of Buyers or Leaseco relating to Seller, including but not limited to all corporate minute books, stock ledgers, certificates and corporate seals of Seller and all agreements, litigation files, real property files, personnel files and filings with governmental agencies; provided, however, when any such documents relate to both Seller and Leaseco or its business, only copies of such documents need be furnished.

III.  BUYERS’ REPRESENTATIONS AND WARRANTIES. Each Buyer severally represents and warrants to Seller and Cromwell that:

3.1  Capacity and Enforceability. Buyer has the legal capacity to execute and deliver this Agreement and the documents to be executed and delivered by Buyer at the Closing pursuant to the transactions contemplated hereby. This Agreement and all such documents constitute valid and binding agreements of Buyer, enforceable in accordance with their terms.

3.2  Compliance. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby by Buyer will result in the breach of any term or provision of, or constitute a default under, or violate any agreement, indenture, instrument, order, law or regulation to which Buyer is a party or by which Buyer is bound.

3.3  Purchase for Investment. Buyer is financially able to bear the economic risks of acquiring an interest in Leaseco and the other transactions contemplated hereby, and has no need for liquidity in this investment. Buyer has such knowledge and experience in financial and business matters in general, and with respect to businesses of a nature similar to the business of Leaseco, so as to be capable of evaluating the merits and risks of, and making an informed business decision with regard to, the acquisition of the Shares. Buyer is acquiring the Shares solely for her own account and not with a view to or for resale in connection with any distribution or public offering thereof, within the meaning of any applicable securities laws and regulations, unless such distribution or offering is registered under the Securities Act of 1933, as amended (the “Securities Act”), or an exemption from such registration is available. Buyer has (i) received all the information she has deemed necessary to make an informed investment decision with respect to the acquisition of the Shares; (ii) had an opportunity to make such investigation as she has desired pertaining to Leaseco and the acquisition of an interest therein, and to verify the information which is, and has been, made available to her; and (iii) had the opportunity to ask questions of Seller concerning Leaseco. Buyer acknowledges that Buyer is a director and former officer of Seller, and a current director and officer of Leaseco and, as such, has actual knowledge of the business, operations and financial affairs of Leaseco. Buyer has received no public solicitation or advertisement with respect to the offer or sale of the Shares. Buyer realizes that the Shares are “restricted securities” as that term is defined in Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act, the resale of the Shares is restricted by federal and state securities laws and, accordingly, the Shares must be held indefinitely unless their resale is subsequently registered under the Securities Act or an exemption from such registration is available for their resale. Buyer understands that any resale of the Shares by her must be registered under the Securities Act (and any applicable state securities law) or be effected in circumstances that, in the opinion of counsel for Leaseco at the time, create an exemption or otherwise do not require registration under the Securities Act (or applicable state securities laws). Buyer acknowledges and consents that certificates now or hereafter issued for the Shares will bear a legend substantially as follows:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS (THE “STATE ACTS”), HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND QUALIFICATION UNDER THE STATE ACTS OR PURSUANT TO EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS (INCLUDING, IN THE CASE OF THE SECURITIES ACT, THE EXEMPTIONS AFFORDED BY SECTION 4(1) OF THE SECURITIES ACT AND RULE 144 THEREUNDER). AS A PRECONDITION TO ANY SUCH TRANSFER, THE ISSUER OF THESE SECURITIES SHALL BE FURNISHED WITH AN OPINION OF COUNSEL OPINING AS TO THE AVAILABILITY OF EXEMPTIONS FROM SUCH REGISTRATION AND QUALIFICATION AND/OR SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY THERETO THAT ANY SUCH TRANSFER WILL NOT VIOLATE THE SECURITIES LAWS.

Buyer understands that the Shares are being sold to her pursuant to the exemption from registration contained in Section 4(1) of the Securities Act and that the Seller is relying upon the representations made herein as one of the bases for claiming the Section 4(1) exemption.

3.4  Liabilities. Following the Closing, Seller will have no liability for any debts, liabilities or obligations of Leaseco or its business or activities, and there are no outstanding guaranties, performance or payment bonds, letters of credit or other contingent contractual obligations that have been undertaken by Seller directly or indirectly in relation to Leaseco or its business and that may survive the Closing.

3.5  Title to Purchase Price Shares. Buyer is the sole record and beneficial owner of the Purchase Price Shares. At Closing, Buyer will have good and marketable title to the Purchase Price Shares, which Purchase Price Shares are, and at the Closing will be, free and clear of all options, warrants, pledges, claims, liens and encumbrances, and any restrictions or limitations prohibiting or restricting transfer to Seller, except for restrictions on transfer as contemplated by applicable securities laws.

IV.  SELLER’S AND LEASECO’S REPRESENTATIONS AND WARRANTIES. Seller and Leaseco, jointly and severally, represent and warrant to Buyers that:

4.1  Organization and Good Standing. Each of the Seller and Leaseco is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Nevada.

4.2  Authority and Enforceability. The execution and delivery of this Agreement and the documents to be executed and delivered at the Closing pursuant to the transactions contemplated hereby, and performance in accordance with the terms hereof and thereof, have been duly authorized by Seller and all such documents constitute valid and binding agreements of Seller enforceable in accordance with their terms.

4.3  Title to Shares. Seller is the sole record and beneficial owner of the Shares. At Closing, Seller will have good and marketable title to the Shares, which Shares are, and at the Closing will be, free and clear of all options, warrants, pledges, claims, liens and encumbrances, and any restrictions or limitations prohibiting or restricting transfer to Buyers, except for restrictions on transfer as contemplated by Section 3.3 above. The Shares constitute all of the issued and outstanding shares of capital stock of Leaseco.

4.4  WARN Act. Leaseco does not have a sufficient number of employees to make it subject to the Worker Adjustment and Retraining Notification Act (“WARN Act”).

4.5  Representations in Merger Agreement. Leaseco represents and warrants that all of the representations and warranties by Seller, insofar as they relate to Leaseco, contained in the Merger Agreement are true and correct.

V.  OBLIGATIONS OF BUYERS PENDING CLOSING. Each Buyer covenants and agrees that between the date hereof and the Closing:

5.1  Not Impair Performance. Buyer shall not take any intentional action that would cause the conditions upon the obligations of the parties hereto to effect the transactions contemplated hereby not to be fulfilled, including, without limitation, taking or causing to be taken any action that would cause the representations and warranties made by any party herein not to be true, correct and accurate as of the Closing, or in any way impairing the ability of Seller to satisfy its obligations as provided in Article VI.

5.2  Assist Performance. Buyer shall exercise its reasonable best efforts to cause to be fulfilled those conditions precedent to Seller’s obligations to consummate the transactions contemplated hereby which are dependent upon actions of Buyer and to make and/or obtain any necessary filings and consents in order to consummate the sale transaction contemplated by this Agreement.

VI.  OBLIGATIONS OF SELLER PENDING CLOSING. Seller covenants and agrees that between the date hereof and the Closing:

6.1   Business as Usual. Leaseco shall operate and Seller shall cause Leaseco to operate in accordance with past practices and shall use best efforts to preserve its goodwill and the goodwill of its employees, customers and others having business dealings with Leaseco. Without limiting the generality of the foregoing, from the date of this Agreement until the Closing Date, Leaseco shall (a) make all normal and customary repairs to its equipment, assets and facilities, (b) keep in force all insurance, (c) preserve in full force and effect all material franchises, licenses, contracts and real property interests and comply in all material respects with all laws and regulations, (d) collect all accounts receivable and pay all trade creditors in the ordinary course of business at intervals historically experienced, and (e) preserve and maintain Leaseco’s assets in their current operating condition and repair, ordinary wear and tear excepted. From the date of this Agreement until the Closing Date, Leaseco shall not (i) amend, terminate or surrender any material franchise, license, contract or real property interest, or (ii) sell or dispose of any of its assets except in the ordinary course of business. Neither Leaseco nor Buyers shall take or omit to take any action that results in Seller incurring any liability or obligation prior to or in connection with the Closing.

6.2  Not Impair Performance. Seller shall not take any intentional action that would cause the conditions upon the obligations of the parties hereto to effect the transactions contemplated hereby not to be fulfilled, including, without limitation, taking or causing to be taken any action which would cause the representations and warranties made by any party herein not to be materially true, correct and accurate as of the Closing, or in any way impairing the ability of Buyers to satisfy her obligations as provided in Article V.

6.3  Assist Performance. Seller shall exercise its reasonable best efforts to cause to be fulfilled those conditions precedent to Buyers’ obligations to consummate the transactions contemplated hereby which are dependent upon the actions of Seller and to work with Buyers to make and/or obtain any necessary filings and consents. Seller shall cause Leaseco to comply with its obligations under this Agreement.

VII.  SELLER’S AND LEASECO’S CONDITIONS PRECEDENT TO CLOSING. The obligations of Seller and Leaseco to close the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing of each of the following conditions precedent (any or all of which may be waived by Seller and Cromwell in writing):

7.1  Representations and Warranties; Performance. All representations and warranties of Buyers contained in this Agreement shall have been true and correct, in all material respects, when made and shall be true and correct, in all material respects, at and as of the Closing, with the same effect as though such representations and warranties were made at and as of the Closing. Buyers shall have performed and complied with all covenants and agreements and satisfied all conditions, in all material respects, required by this Agreement to be performed or complied with or satisfied by Buyers at or prior to the Closing.

7.2  Additional Documents. Buyers shall deliver or cause to be delivered such additional documents as may be necessary in connection with the consummation of the transactions contemplated by this Agreement and the performance of their obligations hereunder.

7.3  Release by Leaseco. At the Closing, Leaseco shall execute and deliver to Seller and Cromwell a general release which in substance and effect releases Seller and Cromwell from any and all liabilities and obligations that Seller and Cromwell may owe to Leaseco in any capacity, and from any and all claims that Leaseco may have against Seller, Cromwell, or their respective managers, members, officers, directors, stockholders, employees and agents (other than those arising pursuant to this Agreement or any document delivered in connection with this Agreement).

VIII.  BUYERS’ CONDITIONS PRECEDENT TO CLOSING. The obligation of Buyers to close the transactions contemplated by this Agreement is subject to the satisfaction at or prior to the Closing of each of the following conditions precedent (any and all of which may be waived by Buyers in writing):

8.1  Representations and Warranties; Performance. All representations and warranties of Seller and Leaseco contained in this Agreement shall have been true and correct, in all material respects, when made and shall be true and correct, in all material respects, at and as of the Closing with the same effect as though such representations and warranties were made at and as of the Closing. Seller and Leaseco shall have performed and complied with all covenants and agreements and satisfied all conditions, in all material respects, required by this Agreement to be performed or complied with or satisfied by them at or prior to the Closing.

IX.  OTHER AGREEMENTS.

9.1  Expenses. Each party hereto shall bear its expenses separately incurred in connection with this Agreement and with the performance of its obligations hereunder.

9.2  Confidentiality. The parties hereto shall not make any public announcements concerning this transaction other than in accordance with mutual agreement reached prior to any such announcement(s) and other than as may be required by applicable law or judicial process. If for any reason the transactions contemplated hereby are not consummated, then Buyers shall return any information received by Buyers from Seller or Leaseco, and Buyers shall cause all confidential information obtained by Buyers concerning Leaseco and its business to be treated as such.

9.3  Brokers’ Fees. In connection with the transaction specifically contemplated by this Agreement, no party to this Agreement has employed the services of a broker and each agrees to indemnify the other against all claims of any third parties for fees and commissions of any brokers claiming a fee or commission related to the transactions contemplated hereby.

9.4  Access to Information Post-Closing; Cooperation.

(a)  Following the Closing, Buyers and Leaseco shall afford to Seller and its authorized accountants, counsel and other designated representatives, reasonable access (and including using reasonable efforts to give access to persons or firms possessing information) and duplicating rights during normal business hours to allow records, books, contracts, instruments, computer data and other data and information (collectively, “Information”) within the possession or control of Buyers or Leaseco insofar as such access is reasonably required by Seller. Information may be requested under this Section 9.4(a) for, without limitation, audit, accounting, claims, litigation and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations and performing this Agreement and the transactions contemplated hereby. No files, books or records of Leaseco existing at the Closing Date shall be destroyed by Buyers or Leaseco after Closing but prior to the expiration of any period during which such files, books or records are required to be maintained and preserved by applicable law without giving the Seller at least 30 days’ prior written notice, during which time Seller shall have the right to examine and to remove any such files, books and records prior to their destruction.

(b)  Following the Closing, Seller shall afford to Leaseco and its authorized accountants, counsel and other designated representatives reasonable access (including using reasonable efforts to give access to persons or firms possessing information) duplicating rights during normal business hours to Information within Seller’s possession or control relating to the business of Leaseco. Information may be requested under this Section 9.4(b) for, without limitation, audit, accounting, claims, litigation and tax purposes as well as for purposes of fulfilling disclosure and reporting obligations and for performing this Agreement and the transactions contemplated hereby. No files, books or records of Leaseco existing at the Closing Date shall be destroyed by Seller after Closing but prior to the expiration of any period during which such files, books or records are required to be maintained and preserved by applicable law without giving the Buyers at least 30 days prior written notice, during which time Buyers shall have the right to examine and to remove any such files, books and records prior to their destruction.

(c)  At all times following the Closing, Seller, Buyers and Leaseco shall use reasonable efforts to make available to the other party on written request, the current and former officers, directors, employees and agents of Seller or Leaseco for any of the purposes set forth in Section 9.4(a) or (b) above or as witnesses to the extent that such persons may reasonably be required in connection with any legal, administrative or other proceedings in which Seller or Leaseco may from time to be involved.

(d)  The party to whom any Information or witnesses are provided under this Section 9.4 shall reimburse the provider thereof for all out-of-pocket expenses actually and reasonably incurred in providing such Information or witnesses.

(e)  Seller, Buyers, Leaseco and their respective employees and agents shall each hold in strict confidence all Information concerning the other party in their possession or furnished by the other or the other’s representative pursuant to this Agreement with the same degree of care as such party utilizes as to such party’s own confidential information (except to the extent that such Information is (i) in the public domain through no fault of such party or (ii) later lawfully acquired from any other source by such party), and each party shall not release or disclose such Information to any other person, except such party’s auditors, attorneys, financial advisors, bankers, other consultants and advisors or persons with whom such party has a valid obligation to disclose such Information, unless compelled to disclose such Information by judicial or administrative process or, as advised by its counsel, by other requirements of law.

(f)  Seller, Buyers and Leaseco shall each use their best efforts to forward promptly to the other party all notices, claims, correspondence and other materials which are received and determined to pertain to the other party.

9.5  Guarantees, Surety Bonds and Letter of Credit Obligations. In the event that Seller is obligated for any debts, obligations or liabilities of Leaseco by virtue of any outstanding guarantee, performance or surety bond or letter of credit provided or arranged by Seller on or prior to the Closing Date, Buyers and Leaseco shall use best efforts to cause to be issued replacements of such bonds, letters of credit and guarantees and to obtain any amendments, novations, releases and approvals necessary to release and discharge fully Seller from any liability thereunder following the Closing. Buyers and Leaseco, jointly and severally, shall be responsible for, and shall indemnify, hold harmless and defend Seller from and against, any costs or losses incurred by Seller arising from such bonds, letters of credits and guarantees and any liabilities arising therefrom and shall reimburse Seller for any payments that Seller may be required to pay pursuant to enforcement of its obligations relating to such bonds, letters of credit and guarantees.

9.6  Filings and Consents. Buyers, at their risk, shall determine what, if any, filings and consents must be made and/or obtained prior to Closing to consummate the purchase and sale of the Shares. Buyers shall indemnify the Seller Indemnified Parties (as defined in Section 11.1 below) against any Losses (as defined in Section 11.1 below) incurred by such Seller Indemnified Parties by virtue of the failure to make and/or obtain any such filings or consents. Recognizing that the failure to make and/or obtain any filings or consents may cause Seller to incur Losses or otherwise adversely affect Seller, Buyers and Leaseco confirm that the provisions of this Section 9.6 will not limit Seller’s right to treat such failure as the failure of a condition precedent to Seller’s obligation to close pursuant to Article VII above.

9.7  Insurance. Buyers acknowledge that on the Closing Date, effective as of the Closing, all insurance coverage and bonds provided by Seller for Leaseco, and all certificates of insurance evidencing that Leaseco maintains any required insurance by virtue of insurance provided by Seller, will terminate with respect to any insured damages resulting from matters occurring subsequent to Closing.

9.8  Agreements Regarding Taxes.

(a)  Tax Sharing Agreements. Any tax sharing agreement between Seller and Leaseco is terminated as of the Closing Date and will have no further effect for any taxable year (whether the current year, a future year or a past year).

(b)  Returns for Periods Through the Closing Date. Seller will include the income and loss of Leaseco (including any deferred income triggered into income by Reg. §1.1502-13 and any excess loss accounts taken into income under Reg. §1.1502-19) on Seller’s consolidated federal income tax returns for all periods through the Closing Date and pay any federal income taxes attributable to such income. Seller and Leaseco agree to allocate income, gain, loss, deductions and credits between the period up to Closing (the “Pre-Closing Period”) and the period after Closing (the “Post-Closing Period”) based on a closing of the books of Leaseco, and both Seller and Leaseco agree not to make an election under Reg. §1.1502-76(b)(2)(ii) to ratably allocate the year’s items of income, gain, loss, deduction and credit. Seller, Leaseco and Buyers agree to report all transactions not in the ordinary course of business occurring on the Closing Date after Buyers’ purchase of the Shares on Leaseco’s tax returns to the extent permitted by Reg. §1.1502-76(b)(1)(ii)(B). Buyers agree to indemnify Seller for any additional tax owed by Seller (including tax owned by Seller due to this indemnification payment) resulting from any transaction engaged in by Leaseco during the Pre-Closing Period or on the Closing Date after Buyers’ purchase of the Shares. Leaseco will furnish tax information to Seller for inclusion in Seller’s consolidated federal income tax return for the period which includes the Closing Date in accordance with Leaseco’s past custom and practice.

(c)  Audits. Seller will allow Leaseco and its counsel to participate at Leaseco’s expense in any audits of Seller’s consolidated federal income tax returns to the extent that such audit raises issues that relate to and increase the tax liability of Leaseco. Seller shall have the absolute right, in its sole discretion, to engage professionals and direct the representation of Seller in connection with any such audit and the resolution thereof, without receiving the consent of Buyers or Leaseco or any other party acting on behalf of Buyers or Leaseco, provided that Seller will not settle any such audit in a manner which would materially adversely affect Leaseco after the Closing Date unless such settlement would be reasonable in the case of a person that owned Leaseco both before and after the Closing Date. In the event that after Closing any tax authority informs the Buyers or Leaseco of any notice of proposed audit, claim, assessment or other dispute concerning an amount of taxes which pertain to the Seller, or to Leaseco during the period prior to Closing, Buyers or Leaseco must promptly notify the Seller of the same within 15 calendar days of the date of the notice from the tax authority. In the event Buyers or Leaseco do not notify the Seller within such 15 day period, Buyers and Leaseco, jointly and severally, will indemnify the Seller for any incremental interest, penalty or other assessments resulting from the delay in giving notice. To the extent of any conflict or inconsistency, the provisions of this Section 9.8 shall control over the provisions of Section 11.2 below.

(d)  Cooperation on Tax Matters. Buyers, Seller and Leaseco shall cooperate fully, as and to the extent reasonably requested by any party, in connection with the filing of tax returns pursuant to this Section and any audit, litigation or other proceeding with respect to taxes. Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Leaseco shall (i) retain all books and records with respect to tax matters pertinent to Leaseco relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Seller, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (ii) give Seller reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the Seller so requests, Buyers agree to cause Leaseco to allow Seller to take possession of such books and records.

9.9  ERISA. Effective as of the Closing Date, Leaseco shall terminate its participation in, and withdraw from, all employee benefit plans sponsored by Seller, and Seller and Buyers shall cooperate fully in such termination and withdrawal. Without limitation, Leaseco shall be solely responsible for (i) all liabilities under those employee benefit plans notwithstanding any status as an employee benefit plan sponsored by Seller, and (ii) all liabilities for the payment of vacation pay, severance benefits, and similar obligations, including, without limitation, amounts which are accrued but unpaid as of the Closing Date with respect thereto. Buyers and Leaseco acknowledge that Leaseco is solely responsible for providing continuation health coverage, as required under the Consolidated Omnibus Reconciliation Act of 1985, as amended (“COBRA”), to each person, if any, participating in an employee benefit plan subject to COBRA with respect to such employee benefit plan as of the Closing Date, including, without limitation, any person whose employment with Leaseco is terminated after the Closing Date.

X.  TERMINATION. This Agreement may be terminated at, or at any time prior to, the Closing by mutual written consent of Seller, Buyers and Cromwell.

If this Agreement is terminated as provided herein, it shall become wholly void and of no further force and effect and there shall be no further liability or obligation on the part of any party except to pay such expenses as are required of such party.

XI.  INDEMNIFICATION.

11.1  Indemnification by Buyers. Buyers covenant and agree to jointly and severally indemnify, defend, protect and hold harmless Seller, and its officers, directors, employees, stockholders, agents, representatives and affiliates (collectively, together with Seller, the “Seller Indemnified Parties”) at all times from and after the date of this Agreement from and against all losses, liabilities, damages, claims, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys’ fees and expenses of investigation), whether or not involving a third party claim and regardless of any negligence of any Seller Indemnified Party (collectively, “Losses”), incurred by any Seller Indemnified Party as a result of or arising from (i) any breach of the representations and warranties of Buyers set forth herein or in certificates delivered in connection herewith, (ii) any breach or nonfulfillment of any covenant or agreement (including any other agreement of Buyers to indemnify Seller set forth in this Agreement) on the part of Buyers under this Agreement, (iii) any debt, liability or obligation of Leaseco, (iv) the conduct and operations of the business of Leaseco whether before or after Closing, (v) claims asserted against Leaseco whether before or after Closing, or (vi) any federal or state income tax payable by Seller and attributable to the transaction contemplated by this Agreement.

11.2  Third Party Claims.

(a)  Defense. If any claim or liability (a “Third-Party Claim”) should be asserted against any of the Seller Indemnified Parties (the “Indemnitee”) by a third party after the Closing for which Buyers have an indemnification obligation under the terms of Section 11.1, then the Indemnitee shall notify Buyers (the “Indemnitors”) within 20 days after the Third-Party Claim is asserted by a third party (said notification being referred to as a “Claim Notice”) and give the Indemnitors a reasonable opportunity to take part in any examination of the books and records of the Indemnitee relating to such Third-Party Claim and to assume the defense of such Third-Party Claim and in connection therewith and to conduct any proceedings or negotiations relating thereto and necessary or appropriate to defend the Indemnitee and/or settle the Third-Party Claim. The expenses (including reasonable attorneys’ fees) of all negotiations, proceedings, contests, lawsuits or settlements with respect to any Third-Party Claim shall be borne by the Indemnitors. If the Indemnitors agree to assume the defense of any Third-Party Claim in writing within 20 days after the Claim Notice of such Third-Party Claim has been delivered, through counsel reasonably satisfactory to Indemnitee, then the Indemnitors shall be entitled to control the conduct of such defense, and any decision to settle such Third-Party Claim, and shall be responsible for any expenses of the Indemnitee in connection with the defense of such Third-Party Claim so long as the Indemnitors continues such defense until the final resolution of such Third-Party Claim. The Indemnitors shall be responsible for paying all settlements made or judgments entered with respect to any Third-Party Claim the defense of which has been assumed by the Indemnitors. Except as provided on subsection (b) below, both the Indemnitors and the Indemnitee must approve any settlement of a Third-Party Claim. A failure by the Indemnitee to timely give the Claim Notice shall not excuse Indemnitors from any indemnification liability except only to the extent that the Indemnitors are materially and adversely prejudiced by such failure.

(b)  Failure to Defend. If the Indemnitors shall not agree to assume the defense of any Third-Party Claim in writing within 20 days after the Claim Notice of such Third-Party Claim has been delivered, or shall fail to continue such defense until the final resolution of such Third-Party Claim, then the Indemnitee may defend against such Third-Party Claim in such manner as it may deem appropriate and the Indemnitee may settle such Third-Party Claim, in its sole discretion, on such terms as it may deem appropriate. The Indemnitors shall promptly reimburse the Indemnitee for the amount of all settlement payments and expenses, legal and otherwise, incurred by the Indemnitee in connection with the defense or settlement of such Third-Party Claim. If no settlement of such Third-Party Claim is made, then the Indemnitors shall satisfy any judgment rendered with respect to such Third-Party Claim before the Indemnitee is required to do so, and pay all expenses, legal or otherwise, incurred by the Indemnitee in the defense against such Third-Party Claim.

11.3  Non-Third-Party Claims. Upon discovery of any claim for which Buyers have an indemnification obligation under the terms of this Section 11.3 which does not involve a claim by a third party against the Indemnitee, the Indemnitee shall give prompt notice to Buyers of such claim and, in any case, shall give Buyers such notice within 30 days of such discovery. A failure by Indemnitee to timely give the foregoing notice to Buyers shall not excuse Buyers from any indemnification liability except to the extent that Buyers are materially and adversely prejudiced by such failure.

11.4  Survival. Except as otherwise provided in this Section 11.4, all representations and warranties made by Buyers, Leaseco and Seller in connection with this Agreement shall survive the Closing. Anything in this Agreement to the contrary notwithstanding, the liability of all Indemnitors under this Article XI shall terminate on the third (3rd) anniversary of the Closing Date, except with respect to (a) liability for any item as to which, prior to the third (3rd) anniversary of the Closing Date, any Indemnitee shall have asserted a Claim in writing, which Claim shall identify its basis with reasonable specificity, in which case the liability for such Claim shall continue until it shall have been finally settled, decided or adjudicated, (b) liability of any party for Losses for which such party has an indemnification obligation, incurred as a result of such party’s breach of any covenant or agreement to be performed by such party after the Closing, (c) liability of Buyers for Losses incurred by a Seller Indemnified Party due to breaches of its representations and warranties in Article III of this Agreement, and (d) liability of Buyers for Losses arising out of Third-Party Claims for which Buyers have an indemnification obligation, which liability shall survive until the statute of limitation applicable to any third party’s right to assert a Third-Party Claim bars assertion of such claim.

XII.  MISCELLANEOUS.

12.1  Notices. All notices and communications required or permitted hereunder shall be in writing and deemed given when received by means of the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or personal delivery, or overnight courier, as follows:

(a)  If to Seller, addressed to:

8655 East Via De Ventura, Suite G2000
Scottsdale, AZ 85258
Attn: Robert McIntosh, Chief Executive Officer
Facsimile: [to come]

With a copy to (which shall not constitute notice hereunder):

Clark Wilson LLP
800 - 885 W Georgia Street
Vancouver, BC  V6C 3H1  Canada
Attn: William L. Macdonald, Esq.
Facsimile: (604)687-6314

(b)  If to Buyers or Leaseco, addressed to:

c/o Karen Law
#4 3798 Laurel Street
Burnaby, British Columbia, Canada V5G 1M7

With a copy to (which shall not constitute notice hereunder):

Gottbetter & Partners, LLP
488 Madison Avenue, 12th Floor
New York, New York 10022
Attention: Adam S. Gottbetter, Esq.
Facsimile: (212) 400-6901

(c)  If to Cromwell, addressed to:

8655 East Via De Ventura, Suite G2000
Scottsdale, AZ 85258
Attn: Robert McIntosh, Chief Executive Officer
Facsimile: [to come]

With a copy to (which shall not constitute notice hereunder):

Clark Wilson LLP
800 - 885 W Georgia Street
Vancouver, BC  V6C 3H1  Canada
Attn: William L. Macdonald, Esq.
Facsimile: (604)687-6314

or to such other address as any party hereto shall specify pursuant to this Section 12.1 from time to time.

12.2  Exercise of Rights and Remedies. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

12.3  Time. Time is of the essence with respect to this Agreement.

12.4  Reformation and Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

12.5  Further Acts. Seller, Buyers and Leaseco shall execute any and all documents and perform such other acts which may be reasonably necessary to effectuate the purposes of this Agreement.

12.6  Entire Agreement; Amendments. This Agreement contains the entire understanding of the parties relating to the subject matter contained herein. This Agreement cannot be amended or changed except through a written instrument signed by all of the parties hereto, including Cromwell. No provisions of this Agreement or any rights hereunder may be waived by any party without the prior written consent of Cromwell.

12.7  Assignment. No party may assign his, her or its rights or obligations hereunder, in whole or in part, without the prior written consent of the other parties.

12.8  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to principles of conflicts or choice of laws thereof.

12.9  Counterparts. This Agreement may be executed in one or more counterparts, with the same effect as if all parties had signed the same document. Each such counterpart shall be an original, but all such counterparts taken together shall constitute a single agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page was an original thereof.

12.10  Section Headings and Gender. The Section headings used herein are inserted for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. All personal pronouns used in this Agreement shall include the other genders, whether used in the masculine, feminine or neuter, and the singular shall include the plural, and vice versa, whenever and as often as may be appropriate.

12.11  Specific Performance; Remedies. Each of Seller, Buyers and Leaseco acknowledges and agrees that Cromwell would be damaged irreparably if any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. Accordingly, each of Seller, Buyers and Leaseco agrees that Cromwell will be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and its terms and provisions in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, subject to Section 12.8, in addition to any other remedy to which they may be entitled, at law or in equity. Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and are in addition to any other rights, obligations or remedies otherwise available at law or in equity, and nothing herein will be considered an election of remedies.

12.12  Submission to Jurisdiction; Process Agent; No Jury Trial.

(a)  Each party to the Agreement hereby submits to the jurisdiction of any state or federal court sitting in the State of Nevada in any action arising out of or relating to this Agreement and agrees that all claims in respect of the action may be heard and determined in any such court. Each party to the Agreement also agrees not to bring any action arising out of or relating to this Agreement in any other court. Each party to the Agreement agrees that a final judgment in any action so brought will be conclusive and may be enforced by action on the judgment or in any other manner provided at law or in equity. Each party to the Agreement waives any defense of inconvenient forum to the maintenance of any action so brought and waives any bond, surety or other security that might be required of any other party with respect thereto.

(b)  EACH PARTY TO THIS AGREEMENT HEREBY AGREES TO WAIVE HIS OR HER RIGHTS TO JURY TRIAL OF ANY DISPUTE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER AGREEMENTS RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT OR ANY DEALINGS AMONG THEM RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY. The scope of this waiver is intended to be all encompassing of any and all actions that may be filed in any court and that relate to the subject matter of the transactions, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party to the Agreement hereby acknowledges that this waiver is a material inducement to enter into a business relationship and that they will continue to rely on the waiver in their related future dealings. Each party to the Agreement further represents and warrants that it has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED ORALLY OR IN WRITING, AND THE WAIVER WILL APPLY TO ANY AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING HERETO. In the event of commencement of any action, this Agreement may be filed as a written consent to trial by a court.

12.13  Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. Any reference to any federal, state, local or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which that party has not breached will not detract from or mitigate the fact that such party is in breach of the first representation, warranty or covenant.

[Signature page follows this page.]

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the day and year first above written.

CROMWELL URANIUM CORP.

By:	/s/ David Rector
Name: David Rector
Title: President

ARBUTUS LEASECO, INC.

By:	/s/ David Rector
Name: David Rector
Title President

BUYERs

/s/ Karen Law
Karen Law

/s/ Lyle Smith
Lyle Smith

CROMWELL URANIUM HOLDINGS, INC.

By:	/s/ Robert McIntosh
Name: Robert McIntosh
Title: Chief Executive Officer